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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)      JANUARY 26, 2006
                                                --------------------------------

                              PACIFIC ETHANOL, INC.
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             (Exact name of registrant as specified in its charter)

         DELAWARE                     000-21467                   41-2170618
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)


 5711 N. WEST AVENUE, FRESNO, CALIFORNIA                  93711
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code:      (559) 435-1771
                                                   -----------------------------

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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(1) DEBT COMMITMENT LETTERS DATED JANUARY 26, 2006 BETWEEN THE COMPANY AND HUDSON UNITED BANK AND COMERICA BANK

         On January 26, 2006, Pacific Ethanol, Inc. (the "Company") and its indirect wholly-owned subsidiary, Pacific Ethanol Madera, LLC ("PEI Madera"), executed two debt commitment letters (the "Commitment Letters"), one with Hudson United Bank ("Hudson") and one with Comerica Bank ("Comerica"), for the commitment of debt financing from Hudson and Comerica (collectively, "Lender") in the aggregate amount of up to $34.0 million (the "Debt Financing").

         The Debt Financing is to provide part of the financing necessary for the completion of the Company's ethanol production facility in Madera County, California (the "Project"). The Project cost is not to exceed approximately $65.0 million (the "Project Cost"). The Project will be owned by PEI Madera, a special purpose limited liability company structured as a bankruptcy-remote entity.

         Subject to the terms and conditions of the Commitment Letters, Hudson has committed to fund up to $22.1 million and Comerica has committed to fund up to $11.9 million of the Debt Financing. The Debt Financing will be subject to acceptable documentation, including those related to representations, warranties, covenants, default provisions, etc., which are to be in form and substance satisfactory to Lender, PEI Madera, the Company and their respective legal counsel. The closing of the Debt Financing is subject to numerous other conditions as discussed more fully below and in the Commitment Letters. The terms of the Debt Financing may differ materially from the terms described herein and set forth in the Commitment Letters.

         The Company has contributed assets to PEI Madera having a value of approximately $10.0 million (the "Contributed Assets"). The Company is responsible for arranging cash equity (the "Contributed Amount") in an amount that, when combined with the Contributed Assets would be equal to no less than the difference between the Debt Financing amount of $34.0 million and the total Project Cost. The Contributed Amount is expected to be approximately $22.0 million. In the event that the Contributed Assets and the Contributed Amount are insufficient to cover the difference between the Project Cost and the Debt Financing, the Company will be required to provide additional proceeds to cover such difference.

         The construction start date for the Project occurred in May 2005 and a final notice to proceed is to be issued by PEI Madera to W.M. Lyles Co., the contractor for the Project (the "Contractor"), upon the closing of the Construction Loan (as described below). Substantial completion of the Project is to occur within 425 days of the final notice to proceed. The final completion date of the Project is defined under the Commitment Letters as the date that the Project (a) has successfully been constructed and completed; (b) has passed all performance and acceptance tests reasonably acceptable to Lender and its engineer; and (c) Lender's engineer has provided an acceptable completion certificate (the "Final Completion Date"). The Final Completion Date is to occur within 545 days from the notice to proceed.


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     CONSTRUCTION LOAN AND TERM LOAN

         The Debt Financing will initially be in the form of a construction loan (the "Construction Loan") and will mature on or before the Final Completion Date, after which the Debt Financing will be converted to a term loan (the "Term Loan") that will mature on the seventh anniversary of the closing of the Term Loan. In the event that such conversion does not occur and PEI Madera elects to repay the Construction Loan, then PEI Madera is to pay a termination fee equal to 5.00% of the amount of the Construction Loan. The closing of the Term Loan is expected to be the Final Completion Date. The Construction Loan interest rate will float at a rate equal to the 30-day London Inter Bank Offered Rate ("LIBOR") plus 4.00%. PEI Madera will be required to pay the Construction Loan interest monthly during the term of the Construction Loan. The Term Loan interest rate will float at a rate equal to the 90-day LIBOR rate plus 3.75%. PEI Madera will be required to purchase interest rate protection in the form of a LIBOR rate cap of no more than 5.00% from a provider on terms and conditions reasonably acceptable to Lender, and in an amount covering no less than 70% of the principal outstanding on any loan payment date commencing on the closing date through the fifth anniversary of the Term Loan. Loan repayments on the Term Loan are to be due quarterly in arrears for a total of twenty-eight (28) payments beginning on the closing of the Term Loan and ending on its maturity date. The loan amortization for the Project will be established on the closing of the Term Loan based upon the operating cash projected to be available to PEI Madera from the Project as determined by closing pro forma projections. The Debt Financing will be the only indebtedness permitted on the Project. The Debt Financing will be senior to all obligations of the Project and PEI Madera other than direct Project operating expenses and expenses incurred in the ordinary course of business. All direct and out-of-pocket expenses of the Company or its direct and indirect subsidiaries will be reimbursed only after the repayment of the Debt Financing obligations.

         The Term Loan amount is to be the lesser of (a) $34.0 million; (b) 52.25% of the Project Cost at the time of closing of the Term Loan; and (c) an amount equal to the present value of up to 43.67% (based upon a 2.29 to 1.00 debt service coverage ratio) of the operating cash distributable to and received by PEI Madera supported by the closing pro forma projections, from the closing of the Term Loan through the seventh anniversary of such closing, discounted at 9.50%. The Term Loan amount in the Commitment Letters is presently assumed to be $34.0 million based upon current pro forma assumptions.

         The conditions precedent to the closing of the Construction Loan will include customary conditions precedent to construction loans as well as other conditions described herein, and, among other things, that no material adverse change in the condition or operation, financial or otherwise, of PEI Madera, the Company or the Project has occurred. In addition, PEI Madera currently has a loan outstanding from Lyles Diversified, Inc. ("LDI") in the approximate amount of $3.6 million, and as a condition precedent to the closing of the Construction Loan, PEI Madera is to repay the loan from LDI. Also, the Contractor will be required to submit a construction performance and completion bond from a bonding company acceptable to Lender prior to the closing of the Construction Loan that covers both Phase I and Phase II construction of the Project.

         The conditions precedent to the closing of the Term Loan will include all of the conditions precedent to the closing of the Construction Loan and customary conditions precedent to term loans as well as other conditions described herein, and, among other things, that (a) no material adverse change


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in the condition or operation, financial or otherwise, of PEI Madera, the
Company or the Project has occurred; (b) there exists no default or event that upon notice or the passage of time would result in default under the Construction Loan agreements; and (c) delivery of Lender's engineer's completion certificate satisfactory to the Lender that states that the Project and related grain facility (i) are complete, (ii) have passed all acceptance tests, (iii) are available for commercial operation, (iv) the Project is capable of achieving the operational production levels at the operating cost as projected in the closing pro forma projections, and (v) all permits required to operate the Project and the related grain facility are in full force and effect.

     CONSTRUCTION DRAW ACCOUNT

         Following the closing, 100% of the Contributed Amount is to be funded into a construction draw account ("CDA"). Lender will have no obligation to provide any portion of the Debt Financing until the Contributed Amount has been provided in full and deposited into the CDA and fully drawn upon as certified by Lender's engineer. Once the Contributed Amount is fully drawn upon, Lender is to, from time to time, fund the CDA with Debt Financing proceeds in an amount equal to PEI Madera's draw request, subject to the draw schedule. As an additional condition to any funding by Lender of the CDA, an appraiser is to provide an independent appraisal of the grain facility related to the Project, the Phase I construction work completed to date and the Project as a whole, all as acceptable to Lender.

         PEI Madera is to submit a Project construction and draw schedule that is reasonably acceptable to Lender and its engineer. Lender's engineer will submit reports 90, 180 and 270 days subsequent to the closing of the Construction Loan certifying that the Project is currently on or ahead of the draw schedule and that there is no event or anticipated event that would cause the Project not to be completed by the Final Completion Date prior to any subsequent draws by PEI Madera and future fundings by Lender from and to the CDA. PEI Madera must also submit a monthly construction progress report to Lender. If Lender's engineer reports that the Project is behind by at least 30 days, then PEI Madera will have 60 days to bring the Project's construction schedule back in line with the draw schedule. PEI Madera's failure to do so will constitute a default under the Debt Financing agreements. In addition, failure to achieve final completion prior to the Final Completion Date will constitute a default under the Debt Financing agreements.

     USE OF PROCEEDS

         The Debt Financing is to be used to finance a portion of qualified project construction expenses, as approved by PEI Madera and Lender's engineer ("QPCEs"), not funded by the Contributed Amount. Beginning on the closing of the Construction Loan, and continuing for all future draws, PEI Madera will be permitted to withdraw monthly up to 100% of the QPCEs, including amounts necessary to pay interest, but only up to the amount held in the CDA, provided that no event of default has occurred and is continuing, and the withdrawal does not exceed the amount referenced in the draw schedule. On each draw subsequent to Lender's funding of amounts into the CDA, the Lender will withdraw from the CDA the accrued interest on the Debt Financing.


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     DEBT SERVICE RESERVE ACCOUNT

         Upon the closing of the Term Loan, PEI Madera is to fund a debt service reserve account ("DSRA") in an amount equal to the scheduled debt service payments that are projected to be due over the succeeding 6 months. On the first anniversary of the closing of the Term Loan, PEI Madera is to increase the funds in the DSRA to a total amount equal to the scheduled debt service payments projected to be due over the succeeding 12 months. Once funded, PEI Madera is to maintain funds in the DSRA in an amount equal to the required balance, such that subsequent to the closing of the Term Loan, if there is at any time a shortfall between the amount contained in the DSRA and the required balance, as provided above, then the amount of such shortfall is to be funded from 100% of operating cash after the payment of scheduled debt service payments. PEI Madera will be prohibited from making any distributions or any payment until the DSRA is fully funded up to the amount of the required balance. Calculations of any shortfall are to be made quarterly based on the scheduled debt service payments projected to be due over the succeeding 12 months. PEI Madera will only be required to fund the DSRA shortfall amounts in the first month after each quarterly calculation of the DSRA shortfall amount. At such time as the balance of the DSRA equals or exceeds the outstanding balance on the Term Loan, including any accrued interest, Lender is to apply such funds to repay the outstanding balance on the Term Loan and refund any balance to PEI Madera.

     DEBT SERVICE COVERAGE RATIO

         The minimum debt service coverage ratio is to be no less than 1.25 to
1.00. The debt service coverage ratio is defined as the preceding 12 months of operating cash securing the Term Loan (measured only after the Project has operated for at least 12 months) divided by the projected debt service payments for the succeeding 12 months. In the event that the debt service coverage ratio falls below the stated minimum, then all excess funds in the project revenue account (as described below) after the debt service payments on the Term Loan and the payment of operating expenses are to be deposited into the DSRA until such time as the DSRA has reached the required balance plus any additional required balance. The additional required balance on any payment date that the minimum coverage ratio is less than 1.50 to 1.00 is to be calculated as follows:
(a) an adjusted pro forma forecast, reasonably acceptable to Lender, would be created utilizing the methodology employed in the closing pro forma projections, which reflects the events that gave rise to the lower than anticipated net operating cash flow; and (b) an adjusted loan amortization would be calculated utilizing the cash flows forecasted in the adjusted pro forma forecast over the remaining life of the Term Loan assuming the original amortization period. The adjusted loan would then be discounted at the interest rate on the Term Loan and added together with the outstanding loan balance to produce the adjusted loan balance. The additional required balance is to be the excess of the outstanding Term Loan balance over the adjusted loan balance. At the option of PEI Madera, all amounts constituting the additional required balance may be used to prepay the Term Loan without penalty. All excess funds in the DSRA over any required balance, including any additional required balance, are to be released immediately to PEI Madera. The additional required balance would be released immediately once both the current and two year forecasted minimum coverage ratios are equal to or greater than 1.50 to 1.00, provided that no material event of default has occurred and is continuing under the Term Loan.


                                      -5-

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     PROJECT REVENUE ACCOUNT

         All revenue from the Project is to be placed in a project revenue account, which is to be an interest bearing lock-box account controlled by Lender (the "PRA"). Lender is to designate an escrow agent as trustee for the PRA. PEI Madera is to assign all cash available to PEI Madera from the Project to the PRA. Withdrawals can be made from the PRA only for qualified operating and maintenance expenses, principal and interest for debt service, fees and qualified expenses of Lender (if any), amounts necessary to fund reserves to required levels, mandatory prepayments, payment of any QPCEs, and distributions to PEI Madera and the Company. PEI Madera may withdraw excess funds from the PRA after the payments above have been satisfied.

     PRIORITY OF PAYMENTS

         The trustee of the PRA will be required to utilize all operating cash towards the payment of all obligations of PEI Madera in the following order of priority: (a) on a monthly basis, on approved and qualified operating and maintenance expenses with respect to the Project, property taxes, assessments and other expenses approved by the Lender; and (b) on a quarterly basis, all interest, fees, and expenses due the Lender, all scheduled principal payments due under the Term Loan, any amount necessary to fund the DSRA to its required balances or adjusted required balance, mandatory prepayments due under the Term Loan, supplemental amortization payments (SAPs) due under the Term Loan, supplemental principal payments (SPPs) due under the Term Loan, and distributions to PEI Madera and the Company.

         During the term of the Debt Financing, PEI Madera will be required to maintain, or cause to be maintained, insurance for the Project for coverages and in amounts similar to that insurance maintained by other owners of similar projects, and satisfactory to the Lender's insurance consultant. At a minimum, the insurance coverage is to include Project liability insurance for all risks in an amount totaling not less than $5.0 million and property insurance to cover all risks in an amount not less than the full replacement cost of the Project with customary business interruption protection.

     MANDATORY PREPAYMENTS

         PEI Madera will be required to prepay the entire principal amount of the Term Loan in the event that the Project is totally destroyed or sold or in the event that any material Project document is amended or terminated without Lender's consent. In addition, if any material Project asset is sold resulting in a cash payment to PEI Madera, then all proceeds from such payment will be applied to the repayment of the Debt Financing. After the closing of the Construction Loan, PEI Madera will be required to make the following mandatory prepayments: (a) in the event that the debt service coverage ratio for any fiscal year falls below the stated minimum as scheduled for such fiscal year, then in addition to the scheduled loan amortization, PEI Madera is to make a mandatory supplemental amortization payment (the "SAP") on the Term Loan without prepayment penalty. Such SAP would be equal to 100% of "SAP Free Cash Flow"; SAP Free Cash Flow is defined as distributable cash, less (i) all debt service, including all commitment fees, interest rate protection fees and any other fees payable to Lender, and (ii) DSRA contributions, if any; the SAP would be applied


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proportionately against the scheduled loan amortization of the Project in inverse order of maturity; and (b) PEI Madera is to be required to make a supplemental principal payment (the "SPP") on each loan payment date. Each SPP will be equal to 25% (the "Sweep Percentage") of operating cash less (i) debt service, plus (ii) any required deposits to the DSRA. The Sweep Percentage will be determined on the closing of the Term Loan based upon the closing pro forma projections which will incorporate the results of a performance test. The Sweep Percentage will not exceed 25%. Such SPPs will be applied to the principal balance of the Term Loan in inverse order of maturity in order to reduce the maturity date of the Term Loan to no more than five (5) years from the closing date of the Term Loan. In the event that the Volumetric Ethanol Excise Tax Credit is either repealed or is not extended beyond 2010 by January 1, 2008, then the Sweep Percentage will immediately increase to 75%. PEI Madera will not be required to pay a prepayment penalty for the mandatory prepayments except if PEI Madera, without Lender's consent, amends or terminates a material
Project document and/or sells a material Project asset.

     OPTIONAL PREPAYMENT AND PREPAYMENT PENALTY

         No prepayment is to be allowed under the Debt Financing. However, after the closing of the Term Loan, PEI Madera is to have the right to prepay the Term Loan in its entirety with the payment of a prepayment penalty, as follows: (a) a 3.00% penalty is to apply if paid between the first and second anniversary of the closing of the Term Loan; (b) a 2.00% penalty is to apply if paid between the second and third anniversary of the closing of the Term Loan; (c) a 1.00% penalty is to apply if paid between the third and fourth anniversary of the closing of the Term Loan; and (d) no penalty is to apply thereafter.

     LENDER'S SECURITY INTEREST

         The Debt Financing is to be secured by: (a) a perfected first priority security interest in all of the assets of PEI Madera, including inventories and all right title and interest in all tangible and intangible assets of the Project; (b) a perfected first priority security interest in the Project's grain facility, including all of PEI Madera's and the Company's and its affiliates' right title and interest in all tangible and intangible assets of the Project's grain facility; (c) a pledge of 100% of the ownership interest in PEI Madera;
(d) a pledge of the PEI Madera's ownership interest in the Project; (e) an assignment of all revenues produced by the Project and PEI Madera; (f) the pledge and assignment of the material Project documents, to the extent assignable; (g) all contractual cash flows associated with such agreements; and
(h) any other collateral security as Lender may reasonably request. In addition, the Construction Loan is to be secured by the completion bond to be provided by the Contractor.

     DEBT FINANCING FEES

         PEI Madera and the Company will be jointly and severally liable for payment of the following fees, among others: (a) a construction loan fee equal to 1.00% of the Construction Loan amount payable upon the closing of the Construction Loan; (b) a term loan conversion fee equal to 1.00% of the Term Loan amount payable upon the closing of the Term Loan; and (c) an agency fee equal to $33,000 per annum payable to Hudson commencing on the first anniversary of the closing of the Construction Loan. In addition, PEI Madera and/or the Company will be required to pay for Lender's transaction costs, including, without limitation, fees, legal fees, Lender's engineer and consultant fees, and the reasonable out-of-pocket expenses of Lender, regardless of whether a closing of the Construction Loan occurs, except as a result of a breach by the Lender.


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         In the event that PEI Madera and/or the Company decide not to close the
Construction Loan with Lender, then PEI Madera and/or the Company will pay to Lender a break-up fee equal to $150,000. The break-up fee will not be payable if the Debt Financing fails to close after Lender and the Company have negotiated in good faith and used their best efforts to close the transaction pursuant to the terms of the Commitment Letters.

(2)      FIRST AMENDMENT TO 2004 STOCK OPTION PLAN

         As of January 31, 2006, the board of directors of the Company approved a First Amendment to the Company's 2004 Stock Option Plan ("2004 Plan"). The amendment added to the 2004 Plan a net exercise provision. Subject to the discretion of the plan administrator to accept payment in cash only, the net exercise provision would permit an option recipient to exchange the right to purchase all or part of the maximum shares underlying the option for that number of shares equal in value to the amount by which the fair market value of a share of Company common stock exceeds the purchase price, multiplied by the number of shares to be purchased at that purchase price.

         The amendment also updates the 2004 Plan to reflect that stockholder approval of the 2004 Plan has been obtained, and revises the 2004 Plan to conform the governing law provision to the provision contained in the forms of option agreements previously approved by the board of directors.

         In conjunction with the amendment, the board of directors resolved that for purposes of Rule 16b-3(d)(1) under the Securities Exchange Act of 1934, as amended, Section 16 reporting persons are authorized to use the net exercise provision with regard to options granted to those persons under the 2004 Plan prior to the approval of the amendment.

         A copy of the amendment is attached as an exhibit to this Form 8-K and incorporated herein by reference.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.
                  --------------------------------------------

                  None.

         (b)      Pro Forma Financial Information.
                  --------------------------------

                  None.


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         (c)      Exhibits.
                  ---------

                  Number   Description
                  ------   -----------

                  10.1 Debt Commitment Letter dated January 26, 2006 between Pacific Ethanol Madera, LLC, the Company and Hudson United Bank

                  10.2 Debt Commitment Letter dated January 26, 2006 between Pacific Ethanol Madera, LLC and Comerica Bank

                  10.3 First Amendment to Pacific Ethanol, Inc. 2004 Stock Option Plan


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 1, 2006                           PACIFIC ETHANOL, INC.


                                                  By:  /S/ WILLIAM G. LANGLEY
                                                      -------------------------
                                                       William G. Langley,
                                                       Chief Financial Officer


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                         EXHIBITS FILED WITH THIS REPORT

         Number   Description
         ------   -----------

         10.1 Debt Commitment Letter dated January 26, 2006 between Pacific Ethanol Madera, LLC, the Company and Hudson United Bank

         10.2 Debt Commitment Letter dated January 26, 2006 between Pacific Ethanol Madera, LLC and Comerica Bank

         10.3     First Amendment to Pacific Ethanol, Inc. 2004 Stock Option
                  Plan


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